FIRST AMENDMENT TO SECURITIES PLEDGE AGREEMENT

        THIS FIRST AMENDMENT TO SECURITIES PLEDGE AGREEMENT (“Amendment”) is made effective this 8th day of July, 2003 by and between LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as Agent (“Agent”) for STANDARD FEDERAL BANK NATIONAL ASSOCIATION (“Lender”) and MEDICAL TECHNOLOGY SYSTEMS, INC. (“Pledgor”).

BACKGROUND

       A.      Agent, Pledgor and Lifeserve Technologies, Inc. (which has subsequently dissolved) previously entered into that certain Securities Pledge Agreement dated June 26, 2002 (as the same may be amended from time to time, the “Pledge Agreement”).

       B.      Agent and Pledgor desire to amend the Pledge Agreement in accordance with the terms and conditions set forth herein.

       C.      Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Pledge Agreement.

        NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

       1.      Confirmation of Background. Pledgor does hereby ratify, confirm and acknowledge that the statements contained in the foregoing Background are true, accurate and complete in all respects and that the Pledge Agreement, as modified and amended hereby, is valid, binding and in full force and effect as of the date hereof and fully enforceable against Pledgor and its respective assets in accordance with the terms thereof.

       2.      Pledged Shares.  Schedule I of the Pledge Agreement is hereby deleted in its entirety, and replaced with Schedule A attached hereto.

       3.     Ratification and Confirmation. As amended hereby, all of the terms and conditions of the Pledge Agreement, all documents in connection therewith and all liens, security interests, rights and remedies granted therein, remain in full force and effect and are hereby ratified, confirmed and continued as security for all obligations of Pledgor or to Agent and/or Lender.

       4.     Binding Effect. This Amendment shall be binding upon the successors and assigns of Pledgor and shall inure to the benefit of the successors and assigns of Agent and Lender.

       5.     Severability. The provisions of this Amendment are deemed to be severable and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

        6.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflict of laws provisions) and decisions of the Commonwealth of Pennsylvania. Unless otherwise defined herein, terms defined in Articles 8 and 9 of the Pennsylvania Uniform Commercial Code are used herein as therein defined. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be interpreted in such manner as to be ineffective or invalid under applicable law, such provisions shall be ineffective or invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        7.    Headings. The headings of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

MEDICAL TECHNOLOGY SYSTEMS, INC.

By:
Name/Title:

LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as Agent for Standard Federal Bank National Association

By:
Name/Title:

Schedule A

Description of Pledged Shares

Certificate No	No. shares	Issuer	Record Owner
3	1,000 shares	Medication Management Systems, Inc.	Medical Technology Systems, Inc.
3	1,000 shares	Medication Management Technologies, Inc.	Medical Technology Systems, Inc.
1	100 shares	Medical Technology Laboratories, Inc.	Medical Technology Systems, Inc.
1	100 shares	MTS Packaging Systems, Inc.	Medical Technology Systems, Inc.
1	100 shares	MTS Packaging Systems International Ltd.	Medical Technology Systems, Inc.